Exhibit 99.1
Last Updated 4/26/05

List of Contents

Pinnacle West Capital Corporation

Quarterly Consolidated Statistical Summary

Periods Ended March 31, 2005 and 2004

2005 First Quarter Summary

2004 by Quarter

2003 by Quarter

2002 by Quarter

Quarters may not sum to totals due to rounding.

Certain current and prior year amounts have been reclassified to conform to current period presentation.

The definitions of terms used in this statistical summary are contained in the “Glossary of Terms” on the Pinnacle West website at:
http://www.pinnaclewest.com/files/investors/2005Q1QuarStatsGloss.pdf

This statistical data may be graphed in various quarterly or annual comparisons using the “Interactive Charts” tool on the Pinnacle West website at:
http://www.pinnaclewest.com/main/pnw/investors/financials/quarterly/landing.html